Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of American Beacon Funds of our report dated August 24, 2018, relating to the financial statements and financial highlights, which appears in American Beacon ARK Transformational Innovation Fund’s (a series constituting American Beacon Funds) Annual Report on Form N-CSR for the year ended June 30, 2018. We also consent to the references to us under the headings “Financial Statements”, “Other Service Providers” and “Financial Highlights” in such Registration Statement.

Boston, Massachusetts

December 21, 2018